UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

RURAL/METRO CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A subsidiary of Rural/Metro Corporation (the “Company”), Rural/Metro Operating Company LLC (“Rural/Metro LLC”), entered into an amendment and waiver (the “Amendment No. 6 and Waiver”), dated as of October 11, 2007, to the Credit Agreement, dated as of March 4, 2005 (as amended, the “Credit Agreement”), with the Lenders thereunder; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners. The Amendment and Waiver is effective as of September 1, 2007.

The Amendment No. 6 and Waiver provides for an increase in the applicable margins under the Credit Agreement. The margins increased to 350 basis points in the case of letter of credit deposits and Eurodollar loans and 250 basis points in the case of ABR loans. The Amendment No. 6 and Waiver also modifies certain financial covenants contained in the Credit Agreement, including the total leverage ratio, interest expense coverage ratio and fixed charge ratio (all as further set out in the Amendment No. 6 and Waiver filed as Exhibit 99.1 hereto).

Under the Amendment No. 6 and Waiver, the Lenders waive all defaults arising out of, or relating to, the Company’s failure to timely file its Form 10-K and the financial statements as required by the Credit Agreement for the fiscal year ended June 30, 2007. It also waives all defaults arising from defaults under material indebtedness (such as the indenture governing Rural/Metro LLC’s notes) arising solely out of the failure to file the Company’s annual report or otherwise provide financial information. The Company has been delayed in filing its 2007 Form 10-K due to a restatement relating to financial reporting for several items including income taxes, a retirement plan, deferred rent and deferred subscription revenue as disclosed in Item 2.02 below. However, if this default continues to occur under the Credit Agreement on November 23, 2007, such default shall constitute an “Event of Default” on November 23, 2007.

The waiver is specific to the Credit Agreement and does not waive any default that may arise as a result of the existing notice of default under the notes, as disclosed in the Form 8-K filed on September 14, 2007. The foregoing description of the Amendment No. 6 and Waiver is qualified in its entirety by reference to the Amendment No. 6 and Waiver, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 1.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

The Company issued a press release, dated October 17, 2007, announcing that during its 2007 fiscal year-end review, it identified accounting misstatements related to financial reporting for several items including income taxes, a retirement plan match, deferred rent and deferred subscription revenue. The full text of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated in this Item 2.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Amendment No. 6 and Waiver, dated as of October 11, 2007 to the Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners.
99.2	Press release, dated October 17, 2007, regarding restatement adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION
Dated: October 17, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 6 and Waiver, dated as of October 11, 2007 to the Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners.
99.2	Press release, dated October 17, 2007, regarding restatement adjustments.

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